Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

for Tender of

8  1/2 % Senior Notes Due 2012 (the “Outstanding Notes”)

of

Alliance One International, Inc.

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Outstanding Notes pursuant to the exchange offers described in the prospectus dated                  , 2007 (as the same may be amended or supplemented from time to time, the “prospectus”) of Alliance One International, Inc., a Virginia corporation (the “Issuer”), if certificates for the Outstanding Notes are not immediately available, or time will not permit the Outstanding Notes, the Letter of Transmittal and all other required documents to be delivered to Deutsche Bank Trust Company Americas (the “exchange agent”) prior to 5:00 p.m., New York City time, on             ,                  , 2007 or such later date and time to which the exchange offers may be extended (the “expiration date”), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the exchange agent, and must be received by the exchange agent prior to the expiration date. See “The Exchange Offers—Procedures for Tendering” in the prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the prospectus.

The exchange agent for the exchange offers is:

DEUTSCHE BANK TRUST COMPANY AMERICAS

BY OVERNIGHT COURIER:	BY FACSIMILE: (615) 835-3701	BY HAND:
DB Services Tennessee, Inc. Trust and Securities Services 648 Grassmere Park Road Nashville, TN 37211	Confirm by Telephone: (800) 735-7777	DB Services Tennessee, Inc. Trust and Securities Services 648 Grassmere Park Road Nashville, TN 37211

Attention: Reorganization Unit		Attention: Reorganization Unit
BY MAIL:

DB Services Tennessee, Inc. Reorganization Unit P.O. Box 305050 Nashville, TN 37211

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile other than as set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Issuer, upon the terms and subject to the conditions set forth in the prospectus and the related Letter of Transmittal, the Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offers—Procedures for Tendering.”

Name(s) of Registered Holder(s):
(Please Print or Type)

Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

Account Number:

Date:

Certificate No(s). (if available)	Principal Amount of 8 1/2 % Senior Notes due 2012 Tendered *

*	Must be in integral multiples of $1,000 principal amount.

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the exchange agent the certificates representing the Outstanding Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes, into the exchange agent’s account at the book-entry transfer facility of The Depository Trust Company (“DTC”)) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Name of	Authorized
Firm:	Signature:

Address:	Name:
Please Print or Type

Title:
Telephone Number:	Dated

The institution that completes this form must communicate the guarantee to the exchange agent and must deliver the certificates representing any Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the exchange agent’s account at DTC) and the Letter of Transmittal to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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